CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Growth and Income Fund
Evergreen Value Fund
Evergreen Utility Fund
Evergreen Small Cap Equity Income Fund
Evergreen Fund for Total Return


     We consent to the use of our reports dated August 22, 1997 incorporated by reference herein and to the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" in the Prospectuses.


                                        /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP

Boston, Massachusetts
November 28, 1997